EXHIBIT 10.4

                              Godfrey & Kahn, S.C.
                             780 North Water Street
                          Milwaukee, Wisconsin  53202
                                 (414) 273-3500

                                  June 6, 1997

Artisan Funds, Inc.
1000 North Water Street
Milwaukee, Wisconsin  53202

     RE:  Artisan Small Cap Value Fund Shares

Ladies/Gentlemen:

     We have acted as Wisconsin corporate counsel for you in connection with the sale by you of an indefinite number of shares of common stock of Artisan Small Cap Value Fund (the "Small Cap Shares") of Artisan Funds, Inc. (the
"Company") in the manner set forth in Post-Effective Amendment No. 7 to the Company's Registration Statement on Form N-1A (the "Registration Statement").
In connection with this opinion, we have reviewed: (i) Amendment No. 7 to the Registration Statement; (ii) the Company's Amended and Restated Articles of Incorporation, as amended, and By-Laws; (iii) corporate proceedings relative to the authorization for issuance of the Mid-Cap Shares; and (iv) such other proceedings, documents and records we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Small Cap Shares, when sold as contemplated in Amendment No. 7 to the Registration Statement, shall be duly authorized, validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

     We hereby consent to the use of this opinion as an exhibit to Amendment No. 7 to the Registration Statement. In giving this consent, however, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                Very truly yours,

                                /s/ Godfrey & Kahn
                                GODFREY & KAHN, S.C.